Exhibit 10.3

AMENDING AGREEMENT

dated April 1, 2013

among

GENWORTH MI CANADA INC.

and

BROOKFIELD LIFE ASSURANCE COMPANY LIMITED

and

GENWORTH FINANCIAL, INC.

and

GENWORTH MORTGAGE HOLDINGS, LLC

and

GENWORTH MORTGAGE INSURANCE CORPORATION

and

GENWORTH MORTGAGE INSURANCE CORPORATION OF NORTH CAROLINA

and

GENWORTH FINANCIAL INTERNATIONAL HOLDINGS, INC.

and

GENWORTH RESIDENTIAL MORTGAGE ASSURANCE CORPORATION

2.

This Amending Agreement, dated April 1, 2013 (this “Agreement”), is made by and among Genworth MI Canada Inc. (“Genworth Canada”), Brookfield Life Assurance Company Limited (“Brookfield”), Genworth Financial, Inc. (“Old Genworth”), Genworth Mortgage Holdings, LLC (“GMH”), Genworth Mortgage Insurance Corporation (“GMICO”), Genworth Mortgage Insurance Corporation of North Carolina (“GMIC NC”), Genworth Financial International Holdings, Inc. (“GFIH”), Genworth Residential Mortgage Assurance Corporation (“GRMAC”) and, upon signing the counterpart page attached hereto as Schedule A (the Counterpart Page”) and agreeing to be bound by this Agreement, Sub XLVI, Inc. (“New Genworth”).

RECITALS

WHEREAS Old Genworth is the indirect beneficial owner of approximately 57.5% of the issued and outstanding common shares of Genworth Canada and the sole issued and outstanding special share of Genworth Canada;

AND WHEREAS Genworth Canada, Brookfield and Old Genworth entered into a Shareholder Agreement dated July 7, 2009 (the “Shareholder Agreement”);

AND WHEREAS, in connection with a transfer of common shares of Genworth Canada, GMH, GMICO, GMIC NC, GFIH and GRMAC became parties to the Shareholder Agreement upon entering into an Assignment and Assumption Agreement for the Shareholder Agreement with Genworth Canada, Brookfield and Old Genworth in, as applicable, July or August 2011;

AND WHEREAS Old Genworth will undertake an internal reorganization (the “Reorganization”), whereby New Genworth, a Delaware corporation, will become the publicly-traded parent holding company of Old Genworth, Genworth Mortgage Holdings, Inc. and Genworth Mortgage Holdings, LLC, and each of their respective direct and indirect subsidiaries and which will change its name to Genworth Financial, Inc. upon the effectiveness of the Reorganization;

AND WHEREAS New Genworth desires to obtain the benefit of certain of the rights, interests and benefits held by Old Genworth pursuant to the Shareholder Agreement, as amended hereby, without diminishing or expanding the rights of Old Genworth thereunder;

AND WHEREAS Genworth Canada, Brookfield, Old Genworth, GMH, GMICO, GMIC NC, GFIH and GRMAC (the “Existing Shareholder Agreement Parties”) have agreed to amend the Shareholder Agreement;

AND WHEREAS New Genworth will become a party to this Agreement upon signing the Counterpart Page;

NOW THEREFORE, as of the date hereof, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto severally covenant and agree as follows:

1.	Definitions

Where used in this Agreement, all capitalized terms not otherwise defined shall have the respective meaning ascribed thereto in the Shareholder Agreement.

3.

2.	Effect

Provided that New Genworth has signed the Counterpart Page, this Agreement, and the amendments to the Shareholder Agreement set forth herein, shall become effective simultaneously with the effectiveness of the Reorganization, without the requirement of any further act by the parties hereto. Upon the effectiveness of this Agreement, subject to Section 3.1(m) of this Agreement, the parties to the Shareholder Agreement shall be the Existing Shareholder Agreement Parties and New Genworth.

3.	Amendments to the Shareholder Agreement

3.1 The Shareholder Agreement is hereby amended, effective in accordance with Section 2 of this Agreement, by:

(a)	adding the following definition of “New Genworth” to Section 1.01 of the Shareholder Agreement:

““New Genworth” means Sub XLVI, Inc., a Delaware corporation that will become the publicly-traded parent holding company of Genworth Financial, Genworth Mortgage Holdings, Inc. and Genworth Mortgage Holdings, LLC, and each of their respective direct and indirect subsidiaries and which will change its name to Genworth Financial, Inc. upon the effectiveness of the reorganization involving Genworth Financial.”;

(b)	providing that all references to Genworth Financial contained in the Shareholder Agreement shall hereafter continue to refer to Genworth Financial, Inc. (Old Genworth) except for references to Genworth Financial contained in Article IV (including any corresponding schedules) or Section 6.02 of the Shareholder Agreement, which references shall hereafter instead refer to New Genworth, provided that (i) Old Genworth is a Subsidiary of New Genworth; (ii) references in Article IV to the beneficial ownership of Common Shares of Genworth Canada by Genworth Financial shall continue to refer to the beneficial ownership by Genworth Financial, Inc. (Old Genworth), as determined in accordance with Section 1.03 of the Shareholder Agreement, as amended hereby; and (iii) if Old Genworth determines at any time for any purpose that one or more references to Genworth Financial contained in Article IV (including any corresponding schedules) or Section 6.02 of the Shareholder Agreement should instead refer to (A) Old Genworth (rather than New Genworth), (B) both Old Genworth and New Genworth or (C) either Old Genworth or New Genworth, then Old Genworth shall notify Genworth Canada in writing of such determination, in which case such references to Genworth Financial in Article IV (including any corresponding schedules) or Section 6.02 of the Shareholder Agreement shall thereafter refer to Old Genworth, both Old Genworth and New Genworth, or either Old Genworth or New Genworth, in each case as specified by Old Genworth in such written notice. If such notice results in any conflicting instruction to Genworth Canada, then Genworth Canada shall be entitled to rely on any instruction or direction provided by Old Genworth to Genworth Canada to address such conflict;

4.

(c)	deleting the definition of “Genworth Financial Group” in Section 1.01 of the Shareholder Agreement and replacing such definition with the following:

“Genworth Financial Group” means, collectively, (a) if Genworth Financial is a Subsidiary of New Genworth, New Genworth and all of its direct and indirect Subsidiaries now or hereafter existing, including Genworth Financial, Genworth Mortgage Holdings, Inc. and Genworth Mortgage Holdings, LLC and their direct and indirect Subsidiaries, or (b) if Genworth Financial is not a Subsidiary of New Genworth, Genworth Financial and all of its direct and indirect Subsidiaries now or hereafter existing, in each case other than Genworth Canada and its direct and indirect Subsidiaries.”;

(d)	deleting Section 1.03 of the Shareholder Agreement and replacing such section with the following:

“Beneficial Ownership. Solely for purposes of this Agreement, (a) if Genworth Financial is a Subsidiary of New Genworth, Genworth Financial shall be deemed to beneficially own shares of Genworth Canada which are beneficially owned by New Genworth and by the direct or indirect Subsidiaries of New Genworth, or (b) if Genworth Financial is not a Subsidiary of New Genworth, Genworth Financial shall be deemed to beneficially own only shares of Genworth Canada which are beneficially owned by Genworth Financial and by the direct or indirect Subsidiaries of Genworth Financial, in each case other than Genworth Canada and its direct or indirect Subsidiaries.”;

(e)	providing that notwithstanding Section 3.1(a) above, Section 2.01(d) of the Shareholder Agreement shall be amended such that the fourth reference to Genworth Financial in Section 2.01(d) shall instead refer to New Genworth;

(f)	deleting the first sentence of Section 2.03(c) of the Shareholder Agreement and replacing such sentence with the following:

“If Genworth Financial and the Applicable GNW Shareholder(s) have chosen to exercise, or cause to be exercised, the voting rights attached to the Common Shares beneficially owned by Genworth Financial in respect of a Director Election, Genworth Canada agrees to nominate for election as directors of Genworth Canada in such Director Election a number of persons specified by the Applicable GNW Shareholder(s) holding Common Shares equal to the number of directors the Applicable GNW Shareholder(s) would have been entitled to nominate pursuant to Section 2.04, as if the Special Share had been redeemed upon demand by the holder.

(g)	providing that in the event that Genworth Canada receives conflicting instructions from the Applicable GNW Shareholders under Section 2.03 or 2.04 of the Shareholder Agreement, Genworth Canada shall follow the instructions from the Applicable GNW Shareholder(s) beneficially owned by Old Genworth, in respect of all shares of Genworth Canada beneficially owned by Old Genworth, as determined in accordance with Section 1.03 of the Shareholder Agreement, as amended hereby, and provided that New Genworth has signed the Counterpart Page, New Genworth agrees to and acknowledges such limitations on the rights of an Applicable GNW Shareholder under the Shareholder Agreement, as amended;

5.

(h)	providing that notwithstanding Section 3.1(a) above, Section 4.08 of the Shareholder Agreement shall be amended such that the reference to Genworth Financial in such section shall be deemed to be a reference to Old Genworth and New Genworth;

(i)	deleting Brookfield’s address for notices, requests, claims, demands and other communications in Section 7.03 of the Shareholder Agreement and replacing such address with the following:

“if to Brookfield:

Brookfield Life Assurance Company Limited

c/o Aon Insurance Managers (Bermuda) Ltd.

Aon House

30 Woodbourne Avenue

Pembroke, HM JX Bermuda

Attention: President

Phone: 441-295-2220

Fax: 441-292-4910”;

(j)	adding the address for notices, requests, claims, demands and other communications to New Genworth in Section 7.03 of the Shareholder Agreement as follows:

“if to New Genworth:

Genworth Financial, Inc.

6620 West Broad Street

Richmond, VA 23230

Attention: General Counsel

Phone: 804-662-2574

Fax: 804-662-2414”;

(k)	deleting Section 7.05 of the Shareholder Agreement and replacing such section with the following:

“Entire Agreement. Except as otherwise expressly provided in this Agreement, this Agreement (including the Schedules hereto and the herein referenced provisions of the Master Agreement), and any amendments thereto, constitutes the entire agreement of the parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements and undertakings, both written and oral, between or on behalf of the parties hereto with respect to the subject matter of this Agreement.”;

6.

(l)	providing that references to “GNW Ownership Interest” in Schedules 4.01, 4.02, 4.03, 4.05(e)(i), 4.05(e)(ii) and 4.06(a) to the Shareholder Agreement shall be deemed to refer to the beneficial ownership interest of Old Genworth as determined in accordance with Section 1.03 of the Shareholder Agreement, as amended hereby; and

(m)	following the effectiveness of this Agreement in accordance with Section 2 of this Agreement, each of GMH and GFIH will cease to be a party to the Shareholder Agreement.

4.	General

4.1 The Shareholder Agreement as amended or supplemented by this Agreement shall continue in full force and effect.

4.2 The Shareholder Agreement shall be read in conjunction with this Agreement, and the Shareholder Agreement and this Agreement shall henceforth have effect so far as practicable as if all of the provisions of the Shareholder Agreement and of this Agreement were contained in one instrument.

4.3 New Genworth hereby unconditionally and irrevocably guarantees, covenants and agrees to be jointly and severally liable with Old Genworth, and Genworth Canada shall have full recourse against Old Genworth and New Genworth both jointly and severally, for the due and punctual performance of all of Old Genworth’s obligations arising under or relating to the Shareholder Agreement, and New Genworth shall cause Old Genworth to comply with all of Old Genworth’s respective obligations under or relating to the Shareholder Agreement. The obligations of New Genworth pursuant to this Section 4.3 shall only apply if, at the relevant time, Old Genworth is a Subsidiary of New Genworth.

4.4 This Agreement shall be governed by and construed and interpreted in accordance with the Laws of the Province of Ontario irrespective of the choice of Laws principles.

4.5 The parties hereto acknowledge and agree that this Agreement may be executed by the parties hereto in counterparts, and transmitted by facsimile, each of which when so executed shall be deemed to be an original and each counterpart, together with all counterparts, shall constitute one and the same document.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF each of the parties hereto has caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

GENWORTH MI CANADA INC.

Per:	/s/ Brian Hurley
Name:	Brian Hurley
Title:	Chairman & CEO

BROOKFIELD LIFE ASSURANCE COMPANY LIMITED

Per:	/s/ Ward E. Bobitz
Name:	Ward E. Bobitz
Title:	President

GENWORTH FINANCIAL, INC.

Per:	/s/ Ward E. Bobitz
Name:	Ward E. Bobitz
Title:	Vice President

GENWORTH MORTGAGE HOLDINGS, LLC

Per:	/s/ Rohit Gupta
Name:	Rohit Gupta
Title:	President

GENWORTH MORTGAGE INSURANCE CORPORATION

Per:	/s/ Rohit Gupta
Name:	Rohit Gupta
Title:	President

GENWORTH MORTGAGE INSURANCE CORPORATION OF NORTH CAROLINA

Per:	/s/ Rohit Gupta
Name:	Rohit Gupta
Title:	President

GENWORTH FINANCIAL INTERNATIONAL HOLDINGS, INC.

Per:	/s/ Ward E. Bobitz
Name:	Ward E. Bobitz
Title:	Vice President

GENWORTH RESIDENTIAL MORTGAGE ASSURANCE CORPORATION

Per:	/s/ Rohit Gupta
Name:	Rohit Gupta
Title:	President

SCHEDULE A

COUNTERPART TO AMENDING AGREEMENT DATED APRIL 1, 2013

(the “Amending Agreement”)

The undersigned, Sub XLVI, Inc., hereby agrees to be bound by the terms of the Amending Agreement as a party to the Amending Agreement and shall be entitled to the benefits and be subject to the obligations of the Amending Agreement as though the undersigned had executed the Amending Agreement together with the other parties to the Amending Agreement.

DATED April 1, 2013.

SUB XLVI, INC.

Per:	/s/ Ward E. Bobitz
Name:	Ward E. Bobitz
Title:	Vice President